FUND PARTICIPATION AGREEMENT


         THIS FUND PARTICIPATION AGREEMENT is made and entered into as of August 21, 1998 by and among AMERICAN ENTERPRISE LIFE INSURANC COMPANY (the "Company") AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (the "Issuer") and the investment adviser of the Issuer, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM").

         WHEREAS, the Company offers to the public certain qualified and nonqualified variable annuity contracts (each, a "Contract," collectively, the "Contracts"), which the Company has registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Company wishes to offer as investment options under the Contracts, American Century VP Income and Growth and American Century VP Value (each, a "Fund," collectively the "Funds"), each a series of mutual fund shares registered under the Investment Company act of 1940, as amended (the "1940 Act"), and issued by the Issuer; and

         WHEREAS, on the terms and conditions hereinafter set forth, ACIM and the Issuer desire to make shares of the Funds available as investment options under the Contracts;

         NOW, THEREFORE, the Company, the Issuer and ACIM agree as follows:

         1. Transactions in the Funds. Subject to the terms and conditions of this Agreement, the Issuer will make shares of the Funds available to be purchased, exchanged, or redeemed, by the Company on behalf of the Account (defined in Section 6(a) below) through a single account per Fund at the net asset value applicable to each order. The Funds' shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to satisfy the requirements of the Contracts for which the Funds serve as underlying investment media. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds.

         2. Administrative Services. The Company shall be solely responsible for providing all administrative services for the Contract owners. The Company agrees that it will maintain and preserve all records as required by law to be maintained and preserved, and will otherwise comply with all laws, rules and regulations applicable to the marketing of the Contracts and the provision of administrative services to the Contract owners.

         3.  Processing and Timing of Transactions.

         (a) The Issuer hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares from the Contract owners. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), the Company may receive instructions from the Contract owners for the purchase or redemption of shares of the Funds ("Orders"). Orders received and accepted by the Company prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day (currently, 3:00 p.m. Central time) and transmitted to the Issuer by 9:00 a.m. Central time on the next following Business Day will be executed by the Issuer at the net asset value determined as of the Close of Trading on the previous Business Day ("Day 1"). Any Orders received by the Company after the Close of Trading, and all Orders that are transmitted to the Issuer after 9:00 a.m. Central time on the next following Business Day, will be executed by the Issuer at the net asset value determined following receipt by the Issuer of such Order. The day as of which an Order is executed by the Issuer pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date".

          (b) By 5:30 p.m. Central time on each Business Day, ACIM will provide to the Company via facsimile or other electronic transmission acceptable to the Company the Funds' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading.

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         (c) By 9:00 a.m.  Central time on each  Business  Day, the Company will provide to ACIM via facsimile or other electronic transmission acceptable to ACIM a report (referred to in subsection (a) above) stating whether the Orders received by the Company from Contract owners by the Close of Trading on the preceding Business Day resulted in the Account being a net purchaser or net seller of shares of the Funds. As used in this Agreement, the phrase "other electronic transmission acceptable to ACIM" includes the use of remote computer terminals located at the premises of the Company, its agents or affiliates, which terminals may be linked electronically to the computer system of ACIM, its agents or affiliates (hereinafter, "Remote Computer Terminals").

         (d) Upon the timely receipt from the Company of the report described in subsection (c) above, ACIM will execute the purchase or redemption transactions (as the case may be) at the net asset value computed as at the Close of Trading on Day 1. Payment for net purchase transactions shall be made by wire transfer by the Company to the custodial account designated by the Funds on the Business Day next following the Effective Trade Date. Such wire transfers shall be initiated by the Company's bank prior to 3:00 p.m. Central time and received by the Funds prior to 5:00 p.m. Central time on the Business Day next following the Effective Trade Date. If payment for a purchase Order is not timely received, such Order will be executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account designated by the Company within the time period set forth in the applicable Fund's then-current prospectus; provided, however, ACIM will use all reasonable efforts to settle all redemptions on the Business Day next following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

         4.  Prospectus and Proxy Materials.

         (a) ACIM shall provide to the shareholder of record copies of the Issuer's proxy materials, periodic reports to shareholders and other materials that are required by law to be sent to the Issuer's shareholders. In addition, ACIM shall provide the Company copies of the Funds' prospectuses and periodic reports to shareholders in sufficient quantity to distribute to each Contract owner, together with such additional copies of the Funds' prospectuses as may be reasonably requested by Company. If the Company provides for pass-through voting by the Contract owners, ACIM will provide the Company with a sufficient quantity of proxy materials for each Contract owner.

         (b) The cost of preparing, typesetting, printing and shipping to the Company the Fund's separate prospectuses, proxy materials, periodic reports to shareholders and other materials shall be paid by ACIM or its agents or affiliates. If the Company elects to print a prospectus that combines the prospectuses of the Funds with the prospectuses of other investment options under the Contracts, ACIM shall provide the Company a copy of the Fund's prospectus in camera ready and/or electronic format. The cost of preparing, typesetting and printing the combined prospectus shall be borne by the Company.

         (c) The cost of mailing prospectuses, proxy materials, periodic fund reports and other materials of the Issuer to the Contract owners and prospective Contract owners shall be paid by the Company and shall not be the responsibility of ACIM or the Issuer.

         5.  Compensation and Expenses.

         (a) ACIM will pay no fee or other compensation to the Company under this Agreement.

         (b) All expenses incident to performance by the Issuer of its duties under this Agreement, including, but not limited to, the cost of registration and qualification of the Funds' shares, will be paid by ACIM to the extent permitted by law. All expenses incident to performance by the Company of its duties under this Agreement, including, but not limited to, the cost of providing the administrative services to Contract owners, shall be paid by the Company.

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         6.  Representations and Warranties.

         (a) The Company represents and warrants that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has established the American Enterprise Variable Annuity Account (the "Account"), which is a separate account under Indiana Insurance law, and has registered the Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for the Contracts; (iii) each Contract provides for the allocation of net amounts received by the Company to the Account for investment in the shares of one or more specified investment companies selected among those companies available through the Account to act as underlying investment media; (iv) selection of a particular investment company is made by the Contract owner under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; and (v) the activities of the Company contemplated by this Agreement are intended to comply in all material respects with all provisions of federal and state insurance, securities, and tax laws applicable to such activities.

         (b) ACIM represents that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of ACIM and Issuer, enforceable in accordance with its terms; and (ii) the investments of the Funds will at all times be adequately diversified within the Section 817(h) of the Internal Revenue Service Code of 1986, as amended (the "Code"), and the regulations thereunder, and that at all times while this Agreement is in effect, all beneficial interests in each of the Funds will be owned by one or more insurance companies or by any other party permitted under Section 1.817-5(f)(3) of the Regulations promulgated under the Code. In the event of a breach, ACIM will take reasonable steps to notify the Company of such breach and to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

         (c) ACIM represents that each Fund's investment objectives, policies, and restrictions comply in all material respects with applicable state investment laws as they may apply to the Fund. Neither the Issuer nor ACIM makes any representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies, objections and restrictions) complies with the insurance laws and regulations of any state. ACIM agrees that it will use reasonable effort to furnish such information regarding the Funds as may be reasonably required by state insurance laws so that the Company may obtain the authority needed to issue the Contracts in any applicable state.

         7.  Additional Covenants and Agreements.

         (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement.

         (b) Each party shall promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

         (c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to the Account on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on the previous Business Day.

         (d) The Company covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to ACIM, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Account. Absent actual knowledge to the contrary, ACIM shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is "an appropriate person" as used in Sections 8-308 and 8-404 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to

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the use of Remote  Computer  Terminals and assumes full  responsibility  for the security therefor. The Company further agrees to be solely responsible for the accuracy, propriety, and consequences of all data transmitted to ACIM by the Company by telephone, telecopy, or other electronic transmission acceptable to ACIM.

         (e) The Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investments of the Account.

         (f) The Company or its employees or agents will not give any information or advice, or make any representations or statements on behalf of or concerning the Issuer or the Funds, in connection with the sale of the Contracts unless based upon information or representations contained in the registration statement for the Funds' shares, as such registration statement may be amended or supplemented from time to time, or in reports or proxy statements of the Funds, or in published reports for the Funds that are published in reputable financial publications or approved by ACIM for distribution, or in sales literature or other material provided by ACIM. ACIM agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

         (g) Notwithstanding anything in Section 7(f) above, the Company will furnish, or will cause to be furnished, to the Issuer or ACIM, each piece of sales literature or other promotional material in which the Funds or the Issuer or ACIM is named, at least ten (10) business days prior to its use. No such material will be used if ACIM reasonably objects to such use. ACIM agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

         (h) ACIM will furnish or will cause to be furnished to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) business days prior to its use. No such material will be used if the Company reasonably objects to such use. The Company agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

         (i) ACIM will not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Account, or the Contracts unless based upon information or representations contained in the registration statement for the Contracts, as such registration statement may be amended or supplemented from time to time, or in reports for the Contracts, or in published reports for the Account or the Contracts that are published in reputable financial publications or are approved by the Company for distribution, or in sales literature or other material provided by the Company. The Company agrees to use reasonable efforts to respond to any request for approval on a prompt and timely basis.

         (j) The Company will provide to ACIM at least one complete copy of all registration statements, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that include a description of or information regarding the Funds promptly after the filing of such document with the SEC or other regulatory authority.

         (k) For purposes of this Section 7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., online networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. ("NASD"), the 1933 Act or the 1940 Act.

         8. Use of Names. Except as otherwise expressly provided for in this Agreement, neither ACIM nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company's prior written consent, the granting of which shall be at the Company's sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuer or ACIM, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuer or ACIM, as appropriate, the granting of which shall be at the sole option of ACIM and/or the Issuer.

         9.  Proxy Voting.

         (a) The Company shall provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the 1940 Act as requiring such privileges. It shall be the responsibility of the Company to assure that it and the separate accounts of the other Participating Companies (as defined in Section 11(a) below) participating in any Fund calculate voting privileges in a consistent manner.

         (b) The Company will distribute to Contract owners all proxy material furnished by ACIM and will vote shares in accordance with instructions received from such Contract owners. The Company shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners.

         10. Indemnity.

         (a) ACIM agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the 1933 Act, and any officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including reasonable legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by ACIM of a material provision of this Agreement, including the incorrect calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any prospectus of the Funds or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. ACIM will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. ACIM shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company performing its obligations under this Agreement or as a result of a breach of Section 21.

         (b) The Company agrees to indemnify and hold harmless ACIM and the Issuer and each person, if any, who controls the Issuer or ACIM within the meaning of the 1933 Act, and their respective officers, directors, employees, agents, and affiliates of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 10(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses (i) result from a breach by the Company of a material provision of this Agreement, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Company or in a registration statement or any prospectus of the Company regarding the Contracts or the Account, if any, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations of the Company or its agents (other than statements or representations contained in the prospectuses or sales literature of the Funds), with respect to the sale and distribution of Contracts for which the Funds' shares serve as the underlying investments, or (iii) result from the use by any person of a Remote Computer Terminal. The Company will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of ACIM or the Issuer in performing their obligations under this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgement in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

         11. Potential Conflicts.

         (a) The Company has received a copy of an application for exemptive relief, as amended, filed by ACIM (then known as Investors Research Corporation) on December 21, 1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief. As set forth in such application, the Board of Directors of the Issuer (the "Board") will monitor the Issuer for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts ("Participating Companies") investing in funds of the Issuer. An irreconcilable material conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar actions by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any portfolio are being managed; (v) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (vi) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         (b) The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

         (c) If a majority of the Board, or a majority of its disinterested Board members, determines that a material irreconcilable conflict exists with regard to Contract owner investments in a Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that the Company is responsible for causing or creating said conflict, the Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

                  (i) withdrawing the assets allocable to the Account from the Fund and reinvesting such assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected contract owners and as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and/or

                  (ii) establishing a new registered management investment company or managed separate account.

         (d) If a material irreconcilable conflict arises as a result of a decision by the Company to disregard its contract owner voting instructions and said decision represents a minority position or would preclude a majority vote by all of its contract owners having an interest in the Issuer, the Company at its sole cost, may be required, at the Board's election, to withdraw an Account's investment in the Issuer and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         (e) For the purpose of this Section 11, a majority of the disinterested Board members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event the Issuer be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 11 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract owners materially adversely affected by the irreconcilable material conflict.

         12. Termination. This agreement shall terminate as to the sale and issuance of new Contracts:

         (a) at the option of either the Company, ACIM or the Issuer upon six months' advance written notice, except that if exemptive relief or an exemptive order from the SEC is required in connection with such termination, at such later date as may be necessary to obtain such exemptive relief, or such other date agreed to by the parties;

         (b) at the option of the Company if the Funds' shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

         (c) at the option of either the Company, ACIM or the Issuer, upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, the Company, or the Issuer by NASDR, the SEC or any other regulatory body;

         (d) upon termination of the Management Agreement between the Issuer and ACIM. Notice of such termination shall be promptly furnished to the Company. This Section 12(d) shall not be deemed to apply if contemporaneously with such termination a new contract of substantially similar terms is entered into between the Issuer and ACIM;

         (e) upon the requisite vote of Contract owners having an interest in the Issuer to substitute for the Issuer's shares the shares of another investment company in accordance with the terms of Contracts for which the Issuer's shares had been selected to serve as the underlying investment medium. The Company will give 60 days' written notice to the Issuer and ACIM of any proposed vote to replace the Funds' shares;

         (f) upon assignment of this Agreement unless made with the written consent of all other parties hereto;

         (g) if the Issuer's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company. Prompt notice shall be given by either party should such situation occur; or

         (h) at the option of the Issuer, if the Issuer reasonably determines in good faith that the Company is not offering shares of the Fund in conformity with the terms of this Agreement or applicable law.

         (i) at the option of any party hereto upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party's counsel, violate any applicable federal or state law, rule, regulation or judicial order.

         (j) at the option of the Company, if the Company determines, in its sole judgement exercised in good faith, that ACIM has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by ACIM of written notice of the Company's election to terminate this Agreement.

         (k) at the option of ACIM, if ACIM determines, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or ACIM, such termination to be effective sixty (60) days' after receipt by the Company of written notice of ACIM's election to terminate this Agreement.

         13. Continuation of Agreement. Termination as the result of any cause listed in Section 12 shall not affect the Issuer's obligation to furnish, under the terms of this Agreement, its shares to Contracts then in force for which its shares serve or may serve as the underlying medium (unless such further sale of Fund shares is proscribed by law or the SEC or other regulatory body).

         14. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         15. Survival. The provisions of Section 8 (use of names) and Section 10 (indemnity) of this Agreement shall survive termination of this Agreement.

         16. Amendment. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

         17. Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

         To the Company:

                           American Enterprise Life Insurance Company
                           c/o American Express Financial Advisors Inc.
                           IDS Tower 10
                           Minneapolis, Minnesota 55440
                           Attention: President

         With a simultaneous copy to:

                           American Enterprise Life Insurance Company
                           c/o  American Express Financial Advisors Inc.
                           IDS Tower 10
                           Minneapolis, Minnesota 55440
                           Attention: Mary Ellyn Minenko, Vice President and Group Counsel
                           (612) 671-3767 (telecopy number)

         To the Issuer or ACIM:

                           American Century Investments
                           4500 Main Street
                           Kansas City, Missouri 64111
                           Attention: Charles A. Etherington, Esq.
                           (816) 340-4964 (telecopy number)

Any notice,  demand or other  communication given in a manner prescribed in this
Section 17 shall be deemed to have been delivered on receipt.

         18. Successors and Assigns. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         20. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         21. Confidentiality.

         (a) ACIM acknowledges that the identities of the customers of the Company or any of its affiliates (collectively, the "Protected Parties" for purposes of this Section 21), information maintained regarding those customers, and all computer programs and procedures or other confidential information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. ACIM agrees that if in connection with the performance of its duties under this Agreement it comes into possession of any list or compilation of the identities of or other confidential information about the Protected Parties' customers, or any other confidential information or property of the Protected Parties, other than such information as may be independently developed, compiled or obtained by ACIM, whether from information supplied by the Protected Parties' customers who also maintain accounts directly with the Issuer or another affiliate of ACIM or otherwise, ACIM will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. ACIM acknowledges that any breach of this Section 21(a) would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate or quantifiable remedy at law. As a result, the parties agree that in the event of a breach, as their sole remedy, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other equitable relief as a court of competent jurisdiction deems appropriate.

         (b) The  parties  acknowledge  that  it is not  contemplated  that  any confidential information of the Protected Parties is necessary for the performance by ACIM or the Issuer of their respective duties under this Agreement. If the parties determine that the communication of such confidential information is necessary or desirable, the parties agree to cooperate in the establishment of procedures to identify such information as confidential in order to ensure its protection.

         22. Access to Books and Records. Each party to this Agreement agrees to cooperate with each other party and all appropriate government authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party agrees to permit the other party or the appropriate governmental authority to make copies of portions of its books and records that relate to the party's performance of its duties under this Agreement and which are the subject matter of the investigation or inquiry.

         23. Entire Agreement. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.         AMERICAN ENTERPRISE LIFE
                                                          INSURANCE COMPANY



By: /s/ William M. Lyons                             By: /s/ James E. Choat
-----------------------------------                  --------------------------
        William M. Lyons                             Name:  James E. Choat
        Executive Vice President                     Title: President



AMERICAN CENTURY VARIABLE PORTFOLIOS INC.            Attest:



By: /s/ Patrick A. Looby                             By: /s/ Mary Ellyn Minenko
-----------------------------------                  --------------------------
           Patrick A. Looby                          Name:  Mary Ellyn Minenko
           Vice President                            Title: Assistant Secretary